EXHIBIT 10.2









                     THIRD SUPPLEMENT TO LEASE

                              between

           TOLEDO-LUCAS COUNTY PORT AUTHORITY, as Lessor

                                and

              BURLINGTON AIR EXPRESS INC., as Lessee

                     Dated as of June 1, 1991










__________________________________________________________________
__________________________________________________________________

Supplemental Memorandum of Lease       This  Third Supplement to Lease
filed for record on October 1, 1991    supplements a Lease between the
at 8:55 o'clock a.m., E.D.S.T.,        above-named  Lessor  and Lessee
as Instrument No. M91-144A06           dated  as   April 1,  1989,  as
in LUCAS COUNTY, OHIO, RECORDS         previously  amended and supple-
                                       mented by a First Supplement  to
                                       Lease dated as of January 1,
                                       1990 and a Revised and Amended
                                       Second Supplement to Lease dated
                                       as of September 1, 1990, both
                                       between the Lessor and the
                                       Lessee.  A Restated Memorandum
                                       of Lease was filed for record on
                                       October 1, 1990 at 12:44 o'clock
                                       p.m. E.D.S.T., as Instrument No.
                                       M90-1318C06 in the Records of
                                       Lucas County, Ohio

                       THIRD SUPPLEMENT TO LEASE


        This Third Supplement to Lease ("Supplement") dated as of the first day of June, 1991 between the Toledo-Lucas County Port Authority ("Port Authority"), a port authority and political subdivision and a body corporate and politic, duly created and validly existing under the laws of the State of Ohio ("State"), and Burlington Air Express Inc. ("Burlington"), a for profit corporation organized and existing under the laws of the State of Delaware and duly authorized to transact business in the State;

                              WITNESSETH:

        WHEREAS, the Port Authority, as lessor, and Burlington, as lessee, have heretofore entered into a Lease dated as of April 1, 1989, as amended and supplemented by a First Supplement to Lease dated as of January 1, 1990 and a Revised and Amended Second Supplement to Lease dated as of September 1, 1990 both between the Port Authority and Burlington (as the same may be further amended and supplemented, the "Lease") and have caused a Restated Memorandum of Lease to be filed for record as described on the cover page hereto (all terms used herein as defined terms and not defined herein being used, unless the context requires otherwise, as those terms are defined or used in the Lease as heretofore amended); and

        WHEREAS, the Lease provides, among other things, for acquiring, constructing, improving, equipping and developing the Project, including the Hub Facility and the Fuel Farm, and for the lease by the Port Authority to Burlington of, among other things, the Hub Facility and the Initial Site, for the use by Burlington of the Fuel Farm, including the Aviation Fuel Facility and the Diesel and Gasoline Tanks, and for the exercise by Burlington of an option to lease the Expansion Site; and

        WHEREAS, the Port Authority and Burlington have determined to modify the terms of the Lease in certain respects and to set forth their agreements in that regard in this Supplement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable considerations, receipt of which is hereby acknowledged, the Port Authority and Burlington hereby covenant and agree as follows:

        Section 1. Amendments to Lease. The Port Authority and Burlington hereby covenant and agree to amend the Lease (as heretofore amended and supplemented) as and to the extent provided for in this Section. The Port Authority and Burlington hereby covenant and agree that the portions of the Lease to be amended shall be amended to read as set forth below and that those provisions of the Lease (as heretofore amended and supplemented), and any other provisions thereof, to the extent inconsistent with the provisions set forth below, shall be considered deleted therefrom and of no further force and effect:

            a. Section 2.4 of the Lease shall be and is hereby amended, in its entirety, to read as follows:

        Section 2.4. Option to Lease Expansion Site. Upon and subject to the provisions herein set forth, and in further consideration of the Land Rental and the covenants and agreements herein contained, the Lessor hereby irrevocably grants to the Lessee the exclusive right, at its sole option, to lease all or any portion of the Expansion Site (in increments of one acre or integral multiples thereof) upon the same terms and conditions as are contained in this Lease, including increased monthly Land Rental. The Lessor and the Lessee agree that the precise size and location of the Expansion Site will be agreed upon and included in one or more supplements to this Lease as soon as practicable, including in connection with one or more exercises of the option granted in this Section. The option granted may be exercised by the Lessee, at its sole expense, by delivering written notice of the exercise of that option to the Lessor at any time, or from time to time, during the period ending on the tenth anniversary of the Date of Occupancy; provided, however that if the Expansion Site is not owned or leased by the Lessor, in its entirety, on or before the Date of Occupancy, the option granted in this Section shall be extended by one day for each day thereafter during which such property is not acquired. Upon the exercise of that option, the Expansion Site or portion thereof as to which the option is exercised shall be a part of the Leased Real Property and shall remain so, unless released in accordance herewith, for the remainder of the Lease Term. Upon exercise of that option, officers of the Lessor shall execute and deliver, without further action of the Legislative Authority, a supplement to this Lease which leases to the Lessee that portion of the Expansion Site as to which the option granted in this Section is then exercised.

            b. The subparagraph numbered (vii) of the second paragraph of Section 4.1 of the Lease shall be and is hereby amended, in its entirety, to read as follows:

             (vii)  The Lessor hereby agrees to provide,
         on or prior to the Delivery Date and at its sole cost, all infrastructure for the Project, including without limitation, utilities, sewer lines, a retention pond, if necessary, and access roads at the Airport to the Leased Real Property, the Ramp Site and the site of the Fuel Farm sufficient to support the requirements thereof;
         provided, that the sewer and water facilities to be provided by the Lessor to the site of the Hub
         Facility shall be available and operational not later than August 15, 1991.

            c. Section 7.11 of the Lease shall be and is hereby amended, in its entirety to read as follows:

        Section 7.11.  Fuel Farm; Fees.  As provided in Section
2.2 of this Lease, the Fuel Farm shall be available for the exclusive use of the Lessee during the Lease Term commencing on the Delivery Date. The Lessor hereby agrees, in consideration of the payments by the Lessee provided for herein and determined as set forth below, that the Lessee may elect to provide its own fuel services and maintain the Aviation Fuel Facility or contract with an operator reasonably acceptable to the Lessor for the management, maintenance and operation thereof. The Lessor will cooperate and assist in the implementation thereof upon the reasonable request of the Lessee. During the Lease Term, the Lessee agrees that it shall fuel its aircraft at the Airport as often as is operationally practical. Notwithstanding any other provision of this Lease to the contrary, the Lessor shall not, at any time, be required to operate any portion of the Fuel Farm or otherwise to provide in any way for into-plane or deplane fueling of the Lessee's aircraft, including leased and chartered aircraft.


        While operating the Fuel Farm, the Lessee hereby agrees to be responsible, and shall be responsible, for ensuring compliance with all federal, state and local governmental regulations pertaining to the operation and use of the Fuel Farm, including any generally applicable and non-discriminatory regulations adopted by the Lessor in its capacity as the operator of the Airport, and for obtaining all necessary permits for the use and operation of the Aviation Fuel Facility or the Diesel and Gasoline Tanks, as applicable. The Lessor agrees that it will not impose any lien on the fuel received at the Fuel Farm.

        In consideration of the agreement of the Lessor and the Lessee to finance the Fuel Farm from the proceeds of the Project
Bonds and of the value of the right of use of the Fuel Farm granted hereby, the Lessee agrees as follows:

            (i)  To pay, as Additional Payments pursuant
         to Section 3.2 hereof, on or prior to each Rental
         Payment Date commencing with the November 1991
         Rental Payment Date, as Fuel Fees for the provision and use of the Fuel Farm, the amount of $1,052.98 each month during the Initial Term.

           (ii)  Commencing on January 1, 1993, to pay, as
         Additional Payments pursuant to Section 3.2 hereof, a royalty based on the aviation fuel planed and deplaned to and from Burlington's planes (including leased and chartered planes), calculated as described below in this subparagraph. Unless otherwise agreed in writing by the Lessor and the Lessee, that royalty shall be calculated on a daily (any calendar day) fuel flowage basis with the royalty fixed at the rate of (A) $0.0050 (0.50 cents (1/2 of one cent) or 5 mills) per gallon (up to 60,000 gallons) of aviation fuel planed or deplaned for or on behalf of the Lessee from the Aviation Fuel Facility or otherwise provided at the Airport, (B) $0.0034
         (0.34 cents (thirty-four one-hundredths of one cent) or 3.4 mills) per such gallon per day (for each gallon above 60,000 gallons but not more than 90,000 gallons), (C) $0.0020 (0.20 cents
         (1/5 of one cent) or 2 mills) per such gallon per day (for each gallon above 90,000 gallons but not more than 120,000 gallons) and (D) $0.0010 (0.10 cents (1/10 of one cent) or 1 mill) per such gallon per day (for each gallon above 120,000 gallons in any day). Within ten (10) business days after the end of each month, commencing in February 1993 (with respect to January 1993) during the Lease Term, the Lessee will provide the Lessor with written verification of the total number of gallons of aviation fuel planed or deplaned from the Aviation Fuel Facility or otherwise provided at the Airport to the Lessee's planes during such month and will thereupon pay, or cause to be paid, the royalty to be paid pursuant to this subparagraph.

          (iii)  If, at any time, the Lessor and the
         Lessee agree to permit the Lessee to provide fuel service to aircraft other than the Lessee's at the Airport, the Lessee shall pay, as Additional
         Payments pursuant to Section 3.2 hereof, or shall cause to be paid, to the Lessor a fixed rate of not less than $0.0050 (0.50 cents (1/2 of one cent) or 5 mills) per gallon planed or deplaned with respect to the aircraft of others.

        It is understood by the Lessor that the Lessee has the right to fuel its cargo tugs, forklifts, loaders, snow removal equipment, pickup trucks, company cars, any other equipment of the Lessee and the freight trucks used by the Lessee from the Diesel and Gasoline Tanks. It is understood by the Lessee that the Lessor intends and expects to fuel any sweepers and snow removal or other equipment purchased to fulfill its maintenance obligations under Section 11.2 hereof from the Diesel and Gasoline Tanks. The Lessor and the Lessee agree to negotiate in good faith to reach an agreement regarding the operation of, the provision of fuel to, the priority of fueling from and compensation for the use or services of the Diesel and Gasoline Tanks. Absent such an agreement, the Lessee (or its agents, operators or independent contractors) shall have the right to operate the Diesel and Gasoline Tanks in accordance herewith without any obligation to pay any fee or royalty to the Lessor.

        The Lessor shall have no obligation whatsoever to operate, or provide fuel services from, or to maintain any portion of the Fuel Farm. Unless the context shall otherwise require, all requirements of this Lease (including without limitation Article VII hereof) relating to the Fuel Farm shall apply to each of the Aviation Fuel Facility and the Diesel and Gasoline Tanks, as applicable. The Lessor shall have the right, at times of reasonable frequency, to inspect the Fuel Farm, the fuel being pumped into Lessee's planes and other equipment, all fuel pumping and related equipment and any component thereof, and all gauges for measuring the fuel and any records maintained by the Lessee in connection with the fuel.

        Section 2. Additional Agreements Pertaining to the Expansion Site. The Port Authority and Burlington, in accordance with Section 2.4 of the Lease, hereby designate the real estate described in Exhibit A attached hereto and incorporated by reference as a portion of the Expansion Site. Burlington hereby exercises its option, granted pursuant to Section 2.4 of the Lease, to lease the portion of the Expansion Site described in Exhibit A hereto (the "Leased Expansion Site"), upon the same terms and conditions as are contained in the Lease with respect to the lease of all other Leased Real Property, including increased monthly Land Rental; provided that such increased monthly Land Rental shall not commence until the first Rental Payment Date after the latest of (i) November 1, 1991, (ii) the date of commencement of construction with respect to the building described as TIC-1 below, and (iii) the provision of water and sewer facilities to the boundary of the Leased Expansion Site by the Port Authority as provided below in this Section 2.
Burlington declares its, and the Port Authority acknowledges Burlington's present intention to construct a structure shown on Burlington's technical representative's preliminary drawing dated January 20, 1991 as BAX-TIC-C-00, which building ("TIC-1") is to be a two-story building of approximately 48,000 square feet constructed on the Leased Expansion Site in accordance with the plans and specifications therefor. The Port Authority acknowledges that the Lessee has delivered plans and specifications for TIC-1 to it and that, by its signature hereto, it consents, pursuant to Section 7.8 of the Lease to the construction of TIC-1. Burlington shall be permitted to construct TIC-1 at its sole cost and expense and in compliance with the applicable provisions of the Lease; provided that the Port Authority agrees that, by November 15, 1991 (or by such date as may be agreed to by Burlington), the Port Authority will, at its sole cost and expense (except for the tap-in charge described in the next succeeding sentence) provide water and sewer facilities to the boundary of the Leased Expansion Site for TIC-1, in accordance with plans and specifications approved by the Authorized Lessor Representative and the Burlington Project Representative, and will connect those water and sewer facilities to the Airport's existing water and sewer systems. At the inception of water and sewer service to TIC-1, Burlington shall pay to the Port Authority, a one-time tap-in charge that corresponds with tap-in charges for a building of the size and type of the TIC-1 building, determined under the standard schedule of water and sewer tap-in charges for buildings and structures on the Airport, which tap-in charge shall not exceed $25,000. Burlington will also pay all water and sewer usage charges based upon customary rates during the Lease Term. In accordance with
Section 7.1 of the Lease, the TIC-1 building will be the property of Burlington during the Lease Term. Subject to the express terms of the Lease and the Airport Operating Agreement, Burlington shall be responsible for all matters pertaining to maintenance, repairs, operation, taxes, utility charges and insurance with respect to TIC-1.

        Section 3.  Ratification of Lease.  As supplemented
hereby, the Lease is, in all respects, ratified and confirmed and remains in full force and effect.

        Section 4. General Agreements. This Third Supplement shall take effect upon the execution and delivery thereof and shall continue in effect until the expiration of the Lease Term. The Port Authority and Burlington agree that they will execute and deliver such further documents and do such further acts and things as are necessary fully to effect the purposes of this Third Supplement. Each party is responsible for its own legal fees arising from the preparation and execution of this Third Supplement and from any such further documents, acts and things required; provided, however, that nothing herein shall be construed to alter the arrangements in the Lease and the Indenture concerning the payment of legal fees for any Person other than the Port Authority and Burlington. This Third Supplement shall be governed by and construed in accordance with the laws of the State and shall inure to the benefit of and be binding upon the Port Authority and Burlington and their respective successors and assigns. The Lease, as amended and supplemented by the First Supplement, the Second Supplement and this Third Supplement, constitutes the entire agreement of the Port Authority and Burlington with respect to the subject matter thereof and supersedes all other oral and written agreements prior to the effective date hereof with respect thereto. Any provision hereof invalid under any law shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. This Third Supplement may be executed in counterpart, and in several counterparts each of which shall be deemed an original.

        IN WITNESS WHEREOF, the Port Authority and Burlington have caused this Third Supplement to Lease to be duly executed in their respective names by their duly authorized officers all as of the date first hereinbefore written.


Signed and acknowledged as to the     TOLEDO-LUCAS COUNTY PORT
Port Authority in the presence of:    AUTHORITY


____________________________     By: _________________________
                                      President and Authorized
                                      Lessor Representative

_____________________________    By:__________________________
(Witnesses as to both)                 Assistant Secretary



Signed and acknowledged as to     BURLINGTON AIR EXPRESS INC.
Burlington in the presence of:

______________________________   By:_____________________________
                                    Joint Chief Executive Officer


_______________________________  By:_____________________________
(Witnesses as to both)                Senior Vice President,
                                      Finance and Controller



Approved as to form:  ________________________________
                               Staff Counsel

STATE OF OHIO      )
                   )  SS:
COUNTY OF LUCAS    )


        On this ______ day of June, 1991, before me, a Notary Public in and for said County and State, personally appeared Gary
L. Failor and Jerry J. Arkebauer, President and Assistant Secretary, respectively, of the Toledo-Lucas County Port Authority, and acknowledged that they did sign the foregoing instrument as such officers of said Port Authority, respectively, for and on behalf of said Port Authority and by authority granted by law and by the Board of Directors of said Port Authority and that the same is their voluntary act and deed as such officers on behalf of said Port Authority and the voluntary and corporate act and deed of said Port Authority.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


[Seal]                            _____________________________
                                  Notary Public





STATE OF           )
                   )  SS:
COUNTY OF          )


        On this ______ day of June, 1991, before me, a Notary Public in and for said County and State, personally appeared Roger
I. MacFarlane and Robert Arovas, Joint Chief Executive Officer and Senior Vice President, Finance and Controller, respectively, of Burlington Air Express Inc., and acknowledged that they did sign the foregoing instrument as such officers of said corporation, respectively, for and on behalf of said corporation and by authority granted by the Board of Directors of said corporation and that the same is their voluntary act and deed as such officers on behalf of said corporation and the voluntary and corporate act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


[Seal]                            _______________________________
                                  Notary Public



        This instrument was prepared by:  Jeffrey A. Bomberger
                                    Squire, Sanders & Dempsey
                                    1800 Huntington Building
                                    Cleveland, Ohio  44115

                           CERTIFICATE


        The undersigned, Fiscal Officer of the Port Authority under the aforesaid Third Supplement to Lease, hereby certifies that the moneys required to meet the obligations of the Port Authority during the year 1991 under the Third Supplement to Lease have been lawfully appropriated by the Board of Directors of the Port Authority for such purposes and are in the treasury of the Port Authority or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.


Dated:  August 6, 1991            _______________________________
                                  Secretary, Toledo-Lucas County
                                  Port Authority

                       CONSENT OF TRUSTEE


        The undersigned, the Trustee identified below, by the undersigned duly authorized officer, hereby (i) acknowledges receipt of notice of the foregoing Third Supplement to Lease and the amendments, changes, modifications, covenants and agreements therein made, (ii) determines that such amendments, changes and modifications of the Lease referred to therein are required in connection with changes therein which are not to the prejudice of the Trustee or the holders of the Bonds issued under the Trust Indenture referred to below, and (iii) consents to that Third Supplement to Lease and the amendments, changes, modifications, covenants and agreements therein made.

                          SOCIETY BANK & TRUST, as Trust
                          under a Trust Indenture, dated as
                          of April 1, 1989, with the Port
                          Authority identified in the fore-
                          going Third Supplement to Lease.


Dated:  June 20, 1991     By:_____________________________
                              Assistant Vice President

                       CONSENT OF DIRECTOR


        The undersigned, The Director of Development of the State of Ohio, by the undersigned duly authorized officer, hereby acknowledges receipt of notice of, and hereby consents to, the foregoing Third Supplement to Lease and the amendments, changes, modifications, covenants and agreements therein made to the extent, if any, that those amendments, changes, modifications, covenants and agreements are material to that Director.

                              THE DIRECTOR OF DEVELOPMENT OF
                              THE STATE OF OHIO



Dated:  July 12, 1991         By:_________________________________
                                 Deputy Director, Division of
                                 Economic Development Financing

                            EXHIBIT A

                      LEASED EXPANSION SITE

Being a parcel of land in the Northeast one-quarter (1/4) of the Southwest one-quarter (1/4) of Section 10, Town 7 North, Range 9
East in Swanton Township, Lucas County, Ohio being more particularly bounded and described as follows:

Commencing at the center of said Section 10, said point being a stone monument; thence South 00 degrees 30' 35" East, along the North-South centerline of said Section 10.81.40 feet, to the POINT OF BEGINNING: thence continuing South 00 degrees 30' 35" East, along the said North-South centerline of Section 10, 818.30 feet, more or less, to the centerline of Maumee-Western Road; thence North 67 degrees 44' 47" West, along the said centerline of Maumee-Western Road, 396.00 feet; thence North 00 degrees 30' 35" West, 404.97 feet to a point of curve; thence along a circular curve to the right or East, said curve having a radius of 331.97 feet, an arc length of 304.63 feet, said arc subtending a central angle of 52 degrees 34' 41" and having a chord bearing and distance of North 25 degrees 46' 48" East, 294.06 feet; thence South 89 degrees 38' 50" East, 234.94 feet, more or less, to the point of beginning. Containing 6.00 acres of land, more or less. Subject to legal highways, easements and restrictions of record.